UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2025

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (619) 631-8261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Ben Errez as Executive Vice President

Effective August 31, 2025 (the “Termination Date”), Ben Errez will retire as Executive Vice President of RYVYL Inc., a Nevada corporation (the “Company”). On August 15, 2025, in connection with his reported retirement, the Company and Mr. Errez entered into a Severance Benefits Offer and General Waiver and Release of Claims agreement (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Errez will receive a cash payment of $350,000, less applicable withholding amounts, within five business days after the Termination Date, and all issued but unvested equity grants held by Mr. Errez will vest as of the Termination Date. The Severance Agreement contains customary representations, warranties, and covenants. Additionally, the Company and Mr. Errez have agreed to release each other from all claims that relate in any way to Mr. Errez’s employment or separation from employment with the Company, except for those types of claims specifically excluded under the terms of the Severance Agreement. Further, each of the Company and Mr. Errez has covenanted that neither will file or cause to be filed, join, or encourage a lawsuit, between the Company and Mr. Errez.

In addition, on August 15, 2025, the Company and Mr. Errez entered into an Advisory Services Agreement (the “Consulting Agreement”), effective as of September 1, 2025, and continuing through February 28, 2026. Pursuant to the terms and conditions of the Consulting Agreement, Mr. Errez will provide services relating to advising the Company on strategic investor partnerships, investment relationships, exploration of M&A opportunities, corporate development, and such other revenue-generating advice and consulting as the Company may reasonably request from time to time. In consideration for his consulting services and in recognition of the services, the Company has agreed to pay Mr. Errez a cash consulting fee equal to $10,000 per month, payable within five business days after the commencement of each calendar month during the term of the Consulting Agreement. With prior written consent from the Company, the Company shall reimburse Mr. Errez for preapproved out-of-pocket travel expenses incurred by Mr. Errez on behalf of Company.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Errez’s departure is for personal reasons and is not the result of any disagreement with management or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

On August 15, 2025, the Company issued a press release announcing Mr. Errez’s retirement from the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Benefits Offer and General Waiver and Release of Claims Agreement, dated August 15, 2025, between the Company and Ben Errez
99.1	Press Release, dated August 15, 2025.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2025	RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

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